Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Amendment No. 2 to Registration Statement on Form S-1 of our report dated July 31, 2007 relating to the consolidated financial statements of Raven biotechnologies, inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Pricewaterhouse Coopers LLP
San Jose, California
January 31 , 2008